Exhibit 25

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

MANITOWOC FOODSERVICE, INC.

(Exact name of obligor as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	47-4625716
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2227 Welbilt Boulevard
New Port Richey, Florida	34655
(Address of principal executive offices)	(Zip code)

9.500% Senior Notes due 2024

(Title of the indenture securities)

TABLE OF ADDITIONAL REGISTRANTS(1)

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation	I.R.S. Employer Identification Number
Appliance Scientific, Inc.	Delaware	75-2864607
Berisford Property Development (USA) Ltd.	New York	13-3437269
Charles Needham Industries Inc.	Texas	38-2765757
Cleveland Range, LLC	Delaware	34-1612187
The Delfield Company LLC	Delaware	38-2985152
Enodis Corporation	Delaware	11-1767288
Enodis Group Holdings US, Inc.	Delaware	36-3635892
Enodis Holdings, Inc.	Delaware	57-1239904
Enodis Technology Center, Inc.	Delaware	59-2658642
Frymaster L.L.C.	Louisiana	72-1405142
Garland Commercial Industries LLC	Delaware	11-2313525
Kysor Business Trust	Delaware	38-6683555
Kysor Holdings, Inc.	Delaware	59-3723455
Kysor Industrial Corporation	Michigan	38-1909000
Kysor Industrial Corporation	Nevada	38-2097806
Kysor Nevada Holding Corp.	Nevada	37-1577028
Landis Holdings LLC	Delaware	41-1782351
Manitowoc Equipment Works, Inc.	Nevada	39-1775032
Manitowoc Foodservice Companies, LLC	Wisconsin	88-0369684
Manitowoc Foodservice Holding, Inc.	Wisconsin	81-0859611
Manitowoc FP, Inc.	Nevada	88-0369687
Manitowoc FSG International Holdings, Inc.	Nevada	36-3075225
Manitowoc FSG Operations, LLC	Nevada	39-1987754
Manitowoc FSG U.S. Holding, LLC	Delaware	36-4593091
McCann’s Engineering & Manufacturing Co., LLC	California	90-0276022
MTW County Limited	UK and Delaware	98-0580379
Welbilt Corporation	Delaware	59-3722267
Welbilt Holding Company	Delaware	51-0305085
Westran Corporation	Michigan	38-1160960

(1)	The address and telephone number of the principal executive offices for each additional registrant is 2227 Welbilt Boulevard, New Port Richey, Florida 34655, (727) 375-7010.

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1. A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2. A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3. A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4. Copy of By-laws of the trustee as now in effect.*

Exhibit 5. Not applicable.

Exhibit 6. The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8. Not applicable.

Exhibit 9. Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 15th day of August, 2016.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Raymond Delli Colli
Raymond Delli Colli
Vice President

EXHIBIT 6

August 15, 2016

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Raymond Delli Colli
Raymond Delli Colli
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2016, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$17,096
Interest-bearing balances		249,869
Securities:
Held-to-maturity securities		79,348
Available-for-sale securities		236,036
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		88
Securities purchased under agreements to resell		21,788
Loans and lease financing receivables:
Loans and leases held for sale		13,154
Loans and leases, net of unearned income	905,478
LESS: Allowance for loan and lease losses	10,504
Loans and leases, net of unearned income and allowance		894,974
Trading Assets		37,241
Premises and fixed assets (including capitalized leases)		7,767
Other real estate owned		1,205
Investments in unconsolidated subsidiaries and associated companies		10,083
Direct and indirect investments in real estate ventures		0
Intangible assets
Goodwill		23,004
Other intangible assets		16,667
Other assets		59,465

Total assets		$1,667,785

LIABILITIES
Deposits:
In domestic offices		$1,139,478
Noninterest-bearing	348,335
Interest-bearing	791,143
In foreign offices, Edge and Agreement subsidiaries, and IBFs		145,961
Noninterest-bearing	959
Interest-bearing	145,002
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		6,268
Securities sold under agreements to repurchase		20,054

Dollar Amounts
In Millions

Trading liabilities	25,900
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	130,425
Subordinated notes and debentures	14,780
Other liabilities	30,233

Total liabilities	$1,513,099

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	106,704
Retained earnings	43,436
Accumulated other comprehensive income	3,626
Other equity capital components	0

Total bank equity capital	154,285
Noncontrolling (minority) interests in consolidated subsidiaries	401

Total equity capital	154,686

Total liabilities, and equity capital	$1,667,785

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
James Quigley
Enrique Hernandez, Jr